INDEPENDENT AUDITORS' CONSENT

Securities and Exchange Commission
Washington, D.C.

We consent to the use in this Registration Statement of Invision Capital, Inc. on Form 10-SB, of our report dated September 26, 2003, appearing in the Prospectus and the Selected Financial Data, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

Cordovano and Harvey, P.C.
Denver, Colorado
October 24, 2003